EXHIBIT 99.1

Alliance Semiconductor Reports Financial Results for the Fiscal Fourth Quarter and Fiscal Year Ended March 31, 2004

    SANTA CLARA, Calif.--(BUSINESS WIRE)--April 22, 2004--Alliance Semiconductor Corporation (Nasdaq:ALSC) today reported financial results for the fiscal fourth quarter and fiscal year ended March 31, 2004.

    Fourth Quarter 2004 Highlights

    --  Increased overall revenue by 26% sequentially

    --  Increased System Solutions product revenue by 37% sequentially

    -- Increased Analog and Mixed Signal revenues by 17% and introduced 15 new products

    -- Continued penetration into target markets with design wins in both the mobile and consumer markets

    -- The Systems Solutions business unit announced its next generation bridge products -- the AS90L10204 and AS90L10208 -- generating initial design wins for these products during the quarter.

    -- Announced strategic licensing agreement with Firecron enabling Alliance entry into the JTAG market.

    --  Announced availability of our 36Mb Synchronous SRAM family

    Fourth Quarter Results

    The Company reported revenues of $8.9 million, a 26% increase from the $7.1 million in the previous quarter and a 76% increase from the $5.1 million for the fourth fiscal quarter of 2003. Revenue from the non-memory business units represented approximately 35% of total revenue, compared to 30% in the previous quarter.
    Net income for the fourth quarter was $4.8 million or $0.13 per share on a fully diluted basis, compared to a net loss of $6.6 million or ($0.19) per share for the previous quarter, and a net loss of $25.5 million or ($0.72) per share for the fourth fiscal quarter of 2003.
    Operating expenses for the quarter were $9.1 million, compared to $9.7 million reported in the previous quarter and the $11.9 million reported in the fourth quarter of fiscal 2003.

    Fiscal 2004 Results

    For fiscal year 2004, the Company reported revenues of $26.7 million, an increase from the $18.5 million reported in fiscal 2003. The net loss for fiscal year 2004 is $19.4 million or ($0.55) per share, compared to a net loss of $106.0 million, or ($2.85) per share reported in 2003.
    "We are pleased with the 44% increase in revenue we achieved over the 2003 results," said N.D. Reddy, Alliance Chairman, President and CEO. "This is due, in part, to the significant advancements made in our business units through the introduction of many new products during fiscal 2004 and the subsequent generation of revenue resulting from both new and existing products."
    Mr. Reddy concluded by stating, "We anticipate the positive momentum established in the past year will continue throughout fiscal 2005 as we continue to broaden both our customer base and product offerings."

    Business Outlook

    Alliance President and Chief Executive Officer, N.D. Reddy, and Chief Financial Officer, Ron Shelton will update the business outlook and give guidance for fiscal first quarter 2005 during the earnings conference call at 8:00 a.m. PT on April 22, 2004.

    Fiscal Year and Fourth Quarter 2004 Financial Results Web cast/Conference Call

    The Alliance management team will host a live Web cast and conference call to discuss the fourth quarter financial results beginning at 8:00 a.m. PT on Thursday, April 22, 2004. Investors and other interested parties may participate in the call by dialing 800-901-5241 at least fifteen minutes prior to the call and enter pass code 24165215 or listen to the live Web cast by visiting the investor relations section of the Alliance Web site at www.alsc.com. A replay of the call will be available for 48 hours beginning at 7:00 p.m. ET and can be accessed by dialing 888-286-8010 with the pass code 87372931.

    Company Information:

    Alliance Semiconductor Corporation (Nasdaq:ALSC) is powering every application with high performance solutions for the communications, computing and consumer electronics markets. Utilizing advanced process technologies and design expertise, Alliance provides leading OEMs with a broad portfolio of complementary technologies including analog and mixed-signal products, chip-to-chip connectivity products, networking controllers and high-performance memories. Alliance addresses the complete needs of system developers by leveraging its proprietary advances in Electromagnetic Interference (EMI) reduction, power management and timing technology, HyperTransport(TM) I/O connectivity and specialized memory solutions for next-generation applications. Founded in 1985, Alliance is headquartered in Santa Clara, Calif. with design centers in Bangalore and Hyderabad, India. The company is publicly traded and included in the S&P 600 Index. Additional information is available on the Alliance Web site at: http://www.alsc.com.

    Forward-Looking Statements

    Except for historical information, the above statements of this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward looking statements. These risks and uncertainties include such factors, among others, as further significant price erosion of the Company's products; continued significantly decreased demand and increased competitive environment for the Company's products; the Company's potential status as an Investment Act of 1940 reporting company; obsolescence of the Company's products; further accumulation of excess inventory or price erosion or obsolescence of existing inventory, any of which may result in charges against the Company's earnings; inability to timely ramp up production of and deliver new or enhanced products; inability to successfully recruit and retain qualified technical and other personnel; adverse developments in current or future litigation or administrative proceedings; further diminution in value of investments made by Alliance or by Alliance Venture Management, LLC; continued cancellation of orders in the Company's backlog and the risk factors listed in the Company's Form 10-K for the fiscal year ended March 31, 2003, which has been filed with the Securities and Exchange Commission, and which is available through the Company's home page, www.alsc.com. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statement is based.

                  ALLIANCE SEMICONDUCTOR CORPORATION

                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)
                             (unaudited)

                                                March        March
                                                2004         2003
                                             ------------ ------------
                    ASSETS

 Current assets:

   Cash and cash equivalents                      $6,107       $8,642

   Short term investments                        159,778      148,711

   Accounts receivable, net                        4,081        2,058

   Inventory                                      11,609        2,862

   Other current assets                            3,111        3,574

                                             ------------ ------------
     Total current assets                        184,686      165,847

 Property and equipment, net                       6,161        8,434

 Investment in Tower Semiconductor
  Corporation
 (excluding short term portion)                   21,208       15,822

 Alliance Ventures LP and other investments       37,180       38,319

 Other non-current assets                         12,665       14,300

                                             ------------ ------------
     Total assets                               $261,900     $242,722
                                             ============ ============




 Current liabilities:

   Accounts payable                               $9,406       $4,298

   Accrued liabilities                             2,881        3,608

   Income taxes payable                           33,766        4,520

   Deferred income taxes                          38,921       23,840

   Short term borrowings and current portion
    of long term obligations                          33       46,009

                                             ------------ ------------
     Total current liabilities                    85,007       82,275

 Long term liabilities:

   Long term obligations                             241          312

                                             ------------ ------------
     Total liabilities                            85,248       82,587
                                             ------------ ------------

 Minority interest in consolidated
  subsidiaries                                       832          915
                                             ------------ ------------

 Stockholders' equity:

   Common stock                                      435          432

   Additional paid-in capital                    132,146      131,175

   Retained earnings                               6,099       25,510

   Accumulated other comprehensive income         37,140        2,103

                                             ------------ ------------
     Total stockholders' equity                  175,820      159,220
                                             ------------ ------------

                                                $261,900     $242,722
                                             ============ ============



                  ALLIANCE SEMICONDUCTOR CORPORATION

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                                  (unaudited)         (unaudited)

                              Three Months Ended  Twelve Months Ended
                                   March 31,           March 31,
                              ------------------- --------------------
                                  2004      2003      2004       2003
                              --------- --------- --------- ----------

Net revenues                    $8,934    $5,065   $26,671    $18,522

Cost of revenues                 8,677     3,858    20,840     39,744
                              --------- --------- --------- ----------
Gross profit (loss)                257     1,207     5,831    (21,222)
                              --------- --------- --------- ----------

Operating expenses:

  Research and development       5,494     7,598    24,653     24,543

  Selling, general and
   administrative                3,582     4,323    15,621     17,846
                              --------- --------- --------- ----------

Total operating expenses         9,076    11,921    40,274     42,389
                              --------- --------- --------- ----------

Loss from operations            (8,819)  (10,714)  (34,443)   (63,611)

Gain (loss) on investments      11,274      (257)   28,189     14,143

Writedown of marketable
 securities and venture
 investments                      (574)   (1,526)   (5,787)   (55,792)

Loss in investees accounted
 for under the equity method    (1,550)   (4,102)  (14,257)   (16,597)

Other expense, net              (2,338)     (270)   (7,893)    (4,626)
                              --------- --------- --------- ----------

Loss before income taxes and
 minority interest in
 consolidated subsidiaries      (2,007)  (16,869)  (34,191)  (126,483)

Provision (benefit) for
 income taxes                   (6,748)    9,012   (14,083)   (17,113)
                              --------- --------- --------- ----------

Income (loss) before minority
 interest in consolidated
 subsidiaries                    4,741   (25,881)  (20,108)  (109,370)

Minority interest in
 consolidated subsidiaries          51       405       697      3,322
                              --------- --------- --------- ----------

Net income (loss)               $4,792  ($25,476) ($19,411) ($106,048)
                              ========= ========= ========= ==========

Net income (loss) per share:

  Basic                          $0.14    ($0.72)   ($0.55)    ($2.85)
                              ========= ========= ========= ==========

  Diluted                        $0.13    ($0.72)   ($0.55)    ($2.85)
                              ========= ========= ========= ==========

Weighted average number of
 common shares:

  Basic                         35,208    35,480    35,093     37,160
                              ========= ========= ========= ==========

  Diluted                       35,897    35,480    35,093     37,160
                              ========= ========= ========= ==========

    CONTACT: Alliance Semiconductor Corporation, Santa Clara
             Ron Shelton, 408-855-4958
             rshelton@alsc.com
             or
             Shelton Investor Relations
             Investor Contact
             Stephanie Elwood, 972-239-5119 Ext 115
             selwood@sheltongroup.com